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Exhibit 99.1(a)

AMENDMENT
TO EXCHANGE AND VOTING AGREEMENT

        AMENDMENT, dated as of June 6, 2003 (this "Agreement"), by and among Cincinnati Bell, Inc., an Ohio corporation (formerly known as Broadwing Inc.) (the "Company"), and the undersigned beneficial owners of (or investment managers or advisors for accounts or funds that own) the 9% Senior Subordinated Notes due 2008 (the "Notes") of Broadwing Communications Inc., a Delaware corporation and a subsidiary of the Company ("BCI") (together with their applicable transferees, successors and assigns, each a "Noteholder" and, collectively, the "Noteholders").

        The Company and the Noteholders have entered into an Exchange and Voting Agreement dated March 24, 2003 (the "Existing Agreement"). The Company and the Noteholders wish to amend the Existing Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

        SECTION 1.    Defined Terms.    Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Existing Agreement.

        SECTION 2.    Amendments to the Existing Agreement.

  (a)
  Section 7(iv) is hereby amended in its entirety as follows:

    "(iv) written notice from the Company or any Noteholder to the other parties hereto after August 15, 2003, if the closing of the Exchange Offer and Consent Solicitation has not occurred on or before such date; and"; and

  (b)
  Section 4 is hereby amended to add the following paragraph:

    "(f) Each Noteholder hereby waives, for so long as this Agreement remains in effect, any default or event of default under the Indenture that may result from the consummation of the "First Stage Closing", "Second Stage Closing" or "Third Stage Closing" referred to in the Sale Agreement."

        SECTION 3.    Noteholders' Representations and Warranties.    Each of the Noteholders represents and warrants to the other signatories to this Agreement that (i) as of the date of this Agreement, such Noteholder (together with its affiliates) is the beneficial owner of, or the investment adviser or manager for the beneficial owners of, the aggregate principal amount of Notes, set forth opposite such Noteholder's name on Schedule A hereto, with the sole power and authority to vote and dispose of such Notes, and such Notes are owned free and clear of any liens, encumbrances, equities or claims.

        SECTION 4.    Effective Date.    This Agreement shall become effective on the date first above written.

        SECTION 5.    Ratification.    The Existing Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in all respects.

        SECTION 6.    Miscellaneous.

        (a)    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be as effective as delivery of a manually executed counterpart.

        (b)    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of New York.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered by its duly authorized officers as of the date first written above.

CINCINNATI BELL, INC.

By:	/s/ MARK W. PETERSON Name: Mark W. Peterson Title: Vice President & Treasurer

HARCH CAPITAL MANAGEMENT, INC

By:	/s/ MICHAEL E. LEWITT Name: Michael E. Lewitt Title: President

621 Northwest 53rd St., 1 Park Place, Suite 620 Boca Raton, FL 33847

MUZINICH & CO. CREDIT

By:	/s/ DANIEL NACCARELLA Name: Daniel Naccarella Title: CFO

450 Park Avenue 1 New York, NY 10022

ALLIANZ INVESTMENT MANAGEMENT

By:	/s/ CHARLES J. DUDLEY Name: Charles J. Dudley Title: Vice President

55 Greens Farms Road Westport, CT 06881

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ NEIL YARIS Name: Neil Yaris Title:

277 Park Avenue New York, NY 10172

KBC FINANCIAL PRODUCTS (CAYMAN ISLANDS)

By:	/s/ THOMAS KOROSSY Name: Thomas Korossy Title: Managing Director

140 East 45th Street 2 Grand Central Tower, 42nd Floor New York, NY 10017-3144

Schedule A

To the Amendment to Exchange and Voting Agreement
Noteholder and Principal Amount of Notes Held

Name	Principal Amount
Harch Capital Management, Inc.	$	xxx
Muzinich & Co. Credit		xxx
Allianz Investment Management		xxx
Credit Suisse First Boston Corporation		xxx
KBC Financial Products (Cayman Islands)		xxx

Total	$	xxx

QuickLinks

  Exhibit 99.1(a)
AMENDMENT TO EXCHANGE AND VOTING AGREEMENT
  Schedule A
To the Amendment to Exchange and Voting Agreement Noteholder and Principal Amount of Notes Held